THIS AGREEMENT made the 24th day of March 1995.

PARTIES:

1. THE NUMBER ONE SOFTWARE COMPANY LIMITED a duly incorporated company having its registered office at Auckland ("the vendor"); and


2. BROCKER INVESTMENTS (NZ) LIMITED a duly incorporated company having its registered office at Whangarei ("the purchaser").

BACKGROUND:

A. The vendor carries on business in New Zealand as distributors of software at wholesale, resellers of software, providers of computer software and hardware support and resellers of computer hardware.

B. The vendor has agreed to sell and the purchaser has agreed to purchase that part of the vendor's business comprising the wholesale distribution of computer software in New Zealand under distribution agreements from the following:

       1.       Lotus Development Pty Ltd        ("Lotus")

       2.       Micrografx Inc                   ("Micrografx")

       3.       I.B.M. N.Z. Ltd                  ("IBM")

       4.       Logitech Inc                     ("Logitech")

NOW IT IS AGREED that the vendor sells and the purchaser purchases the distribution arm of the vendor's business upon and subject to the terms of this agreement:

1.     DEFINITIONS:

       The following words and terms shall have the definitions set out:


       1. The distribution arm of the vendor's business - the Lotus Distributorship and all or such of the Secondary Distributorships as the vendor shall be able to arrange the assignment or transfer or grant of to the purchaser together with all the vendor's stock in relation to such of the distributorships as are assigned or transferred or granted to the purchaser.

       2. The Lotus Distributorship: the distribution agreement with Lotus Development Pty Limited for distribution in New Zealand of Lotus Software.

       3.     The  Secondary  Distributorships:   distribution  agreements  with
              Micrografx, IBM and Logitech for distribution in New Zealand of their computer software.

       4.     The Condition Date: 31 March 1995

       5.     The settlement date: 28 April 1995

       6.     The purchase price: The sums set out in Clause 4.2

       7.     Brocker: Brocker Investments Limited (Canada)

       8.     Interest rate for late settlement: 16% p.a.

2.     LOTUS DISTRIBUTORSHIP:

2.1 This agreement is entirely conditional on the vendor arranging the assignment of its existing agreement for distribution of Lotus computer software in New Zealand to the purchaser, or on the vendor arranging for Lotus to grant to the purchaser such a distributorship on terms and conditions not less favourable to the purchaser than the terms and conditions currently enjoyed by the vendor under its existing Lotus Distributorship with effect from the settlement date.

2.2 The vendor and the purchaser agree that following satisfaction of the conditions in clauses 12.1.1 and 12.1.3 that they will both use their best endeavours to satisfy the condition set out in Clause 2.1 hereof. The purchaser agrees that for the purposes of satisfaction of the condition in Clause 2.1 the purchaser will provide to Lotus all financial and other information required by Lotus in order to enable Lotus to consider the assignment or grant of the Lotus distributorship to the purchaser, and the purchaser will enter into such usual deed or agreement with Lotus and will provide such guarantees as shall be required by Lotus for such purpose.

2.3 Should the condition in Clause 2.1 not be fulfilled by the condition date or such later date as may be agreed upon by the vendor and the purchaser then this agreement shall be voidable by notice in writing given by either party to this agreement and if so voided this agreement shall be of no further force and effect and both parties shall be released from their obligations hereunder and the deposit monies paid by the purchaser (if any) shall be refunded in full.

3.     SECONDARY DISTRIBUTORSHIPS:

3.1 Subject to satisfaction of the condition in Clause 2.1, the vendor will use it best endeavours to arrange the assignment of its existing agreements for distribution of Micrografx, IBM and Logitec computer software in New Zealand to the purchaser, or alternatively for grant direct to the purchaser of distributorships from Micrografx, IBM and Logitec on terms and conditions no less favourable to the purchaser than the terms and conditions currently enjoyed by the vendor under the Secondary Distributorships.

3.2 The purchaser agrees that it will use its best endeavours to assist the vendor in complying with the vendor's obligations under Clause 3.1 and the purchaser will provide to each of the principals under the Secondary Distributorships all financial and other information required by them in order to enble them to consider the assignment or grant of the Secondary Distributorships or any of them to the purchaser and the purchaser will enter into such usual deeds or agreements with each of the principals under the Secondary Distributorships as shall be required by the principals under the Secondary Distributorships for such purpose.

3.3 In the event that notwithstanding compliance by the vendor with its obligations under Clause 3.1 the vendor is not able to arrange assignment or transfer of all or any of the Secondary Distributorships to the purchaser by the Condition Date with effect from the settlement date then and in such case:

3.3.1 The vendor shall be entitled to continue to act as distributor for such of the principals in respect of the Secondary Distributorships as will not agree to the assignment of their distributorships to the purchaser or to grant of a distributorship to the purchaser; and

3.3.2  The purchase price payable hereunder shall be adjusted as set out in 4.2.

4.     PURCHASE:

4.1 Subject to satisfaction of the condition in Clause 2.1 the vendor agrees to assign or transfer its Lotus Distributorship to the purchaser, or to arrange the grant of a

       Lotus Distributorship to the purchaser from Lotus Development Pty Limited with effect from the settlement date and on terms no less favourable to the Purchaser than those currently enjoyed by the Vendor.

4.2 In consideration of Clause 4.1 and Clause 3.2 the purchaser agrees to pay to the vendor the sum of:

      1.     For transfer or grant of the Lotus
             Distributorship                                  $98,600 (plus GST)

      2.     For transfer or grant of the IBM
             Distributorship                                  $15,300 (plus GST)

      3.     For transfer or grant of the Micrografx
             Distributorship                                  $30,600 (plus GST)

      4.     For transfer or grant of the Logitech
             Distributorship                                  $25,500 (plus GST)

4.3    The purchase price shall be paid in one sum on the settlement date.

4.4 The purchase price shall be paid by the purchaser completing the transfer to the vendor of such number of shares in Brocker as is required to equate to a value of the purchase price assessed in accordance with Clause 4.2 at 10 a.m. New Zealand time on the settlement date. For the purposes of determining the value of the Brocker Shares the following shall apply:

       1. The exchange rate shall be the buy rate in New Zealand dollars for Canadian dollars at 10 a.m. on the settlement date as determined by the vendor's trading bank, and

       2. The Brocker Shares shall have the listed value shown at 10 a.m. on the settlement date in the Alberta Exchange, Canada.

4.5 The GST payable on the purchase price shall be paid in cash in one sum on the settlement date.

4.6 The purchaser shall use its best endeavours to complete the transfer of shares in terms of Clause 4.4 by the settlement date. In the event that the purchaser has not completed the transfer of shares by the 31st July 1995 (time being of the essence) then the purchaser shall pay to the vendor on that date the sum of $NZ17O,000 cash in lieu of transfer of the Brocker shares.

5.     STOCK:

5.1 In addition to the purchase price plus GST the purchaser shall purchase from the vendor at the settlement date:

5.1.1 The stock relating to the Lotus Distributorship - being all Lotus stock held by the vendor at the settlement date; and

5.1.2 The stock relating to such of the Secondary Distributorships as the vendor has been able to assign or transfer or arrange the grant of to the purchaser being all stock held by the vendor at the settlement date in relation to those Secondary Distributorships.

5.2 The vendor and the purchaser and/or their respective appointees shall carry out a joint stocktake on the evening prior to the settlement date. The value of each unit of stock shall be as set out in the First Schedule hereto (plus GST).

5.3 The purchaser shall pay the vendor the actual value of all stock assessed in accordance with Clase 5.2 to be purchased by the purchaser pursuant to this agreement plus GST:

       1.     By a payment of $50,000.00  on the date the  conditions in clauses
              2.1 and clauses 12.1.1 and 12.1.3 are satisfied (time being of the essence) and

       2. By payment for the balance in cash in one sum on the settlement date.

6.     RISK:

       The distribution arm of the vendor's business and all stock in relation thereto shall remain at the sole risk of the vendor until possession is given and taken.

7.     VENDOR'S WARRANTIES:

7.1    The vendor warrants and undertakes that

7.1.1 At the giving and taking of possession all assets included in the sale are or will be the unencumbered property of the vendor.

7.1.2 At the giving and taking of possession all stock included in the sale will be on the vendor's current price list, will be undamaged and will not be obsolete, and where applicable will be covered by RMA provisions of the vendor's distributorship agreements relating to replacement of stock liable to be replaced or withdrawn.

7.1.3 The vendor will pay and discharge all debts and liabilities incurred or arising prior to the close of business on the settlement date in connection with the distributorship arm of the vendor's business or in respect of any contract dealing or occurrence relating to the distributorship arm of the vendor's business and shall indemnify the purchaser from and against all claims proceedings expenses and costs in connection therewith.

7.1.4 Until possession has been given and taken the vendor will properly carry on and conserve the distributorship arm of the vendor's business and use all reasonable endeavours to maintain the turnover and preserve the goodwill thereof.

7.1.5 The vendor gives no warranty as to turnover of the distributorship arm of the vendor's business and the purchaser purchases the same solely in reliance on the purchaser's own enquiries and not on the basis of any representation or warranty given by the vendor.

7.1.6 The vendor warrants that in respect of the Lotus Distributorship and such of the Secondary Distributorships as shall be transferred or assigned to the purchaser or granted to the purchaser as provided in this agreement as follows: That the vendor has complied (up to the settlement date) in all material respects with its obligations under the Distribution Agreements and has received no notification from the principal under the Distribution Agreements of default on the part of the vendor herein or cancellation of the agreement.

7.1.7  The vendor will provide the following assistance to the purchaser:

       1. Once the agreement is unconditional and the deposit has been paid the vendor will provide staff training to nominated members of the purchaser's staff at two courses to be arranged by the vendor at a time and place to suit the vendor; and

       2. Immediately following settlement date the vendor will advise its re-sellers of the transaction and will encourage them to accept the purchaser as distributor in lieu of the vendor.

7.1.8 The vendor warrants that the prices set out in clause 5.2 will be wholesale cost to the vendor of the stock.

8.     RESTRAINT OF TRADE:

8.1 In consideration of the purchase price the vendor hereby agrees with the purchaser that the vendor will not during the period of two years from the settlement date either directly or indirectly carry on or be interested either alone or in partnership with or as manager agent director shareholder or employee of any other person or entity as distributors at wholesale of computer software for Lotus Development Pty Limited and/or such of the principals in respect of the Secondary Distributorships who agree to the assignment or transfer of such Secondary Distributorships to the purchaser pursuant to the terms of this agreement or to the grant of such Secondary Distributorships to the purchaser pursuant to this agreement within New Zealand.

8.2 The vendor will on or before the possession date procure that its director Peter Macaulay enter into a Deed of Covenant with the purchaser binding themselves to like effect, such Deed of Covenant to be prepared by and at the expense of the purchaser and tendered to the vendor or the vendor's solicitor for execution prior to the settlement date.

8.3 For the avoidance of doubt it is agreed that this restraint of trade does not cover:

       1. The vendor acting as a reseller (as opposed to wholesaler) of computer software covered by the Lotus Distributorship and/or the Secondary Distributorships or any of them; and

       2. The vendor continuing to act as a distributor at wholesale only in accordance with the terms of clause 3.3.1 hereof.

9.     DEFAULT:

9.1 If from any cause whatever save default of the vendor any portion of the purchase price, or GST thereon, or purchase price for the stock or GST thereon is not paid upon the due date for payment the purchaser will pay to the vendor interest at the interest rate for late settlement on the portion of the purchase price GST or price for stock so unpaid from the due date for payment until payment; but nevertheless this stipulation is without prejudice to any of the vendor's rights or remedies including any right to claim for additional expenses and damages. For the purposes of this subclause a payment made on a day other than a working day or after the termination of a working day shall be deemed to be made on the next following working day and interest shall be computed accordingly.

9.2 If the sale is not settled on the settlement date either party may at any time thereafter (unless the contract has first been cancelled or become void) serve on the other party notice in writing (hereinafter called a Settlement Notice) to settle in accordance with the clause; but the notice shall be effective only if the party serving it is at the time of service either in all material respects ready able and willing to proceed to settle in accordance with the Notice or is not so ready able and willing to settle only by reason of the default or omission of the other party to the contract.

9.3 Upon service of a Settlement Notice the party on whom the Notice is served shall settle within twelve (12) working days after the date of service of the Notice (excluding the day of service) and in respect of that period time shall be of the essence but without prejudice to any intermediate right of cancellation by either party.

9.4 If the purchaser does not comply with the terms of the Settlement Notice served by the vendor then:

9.4.1 Without prejudice to any other rights or remedies available to the vendor at law or in equity the vendor may:

       (a)    Sue the purchaser for specific performance, or

       (b) Cancel the contract and pursue either or both of the following remedies namely:

              (i) Forfeit and retain for the vendor's own benefit the deposit paid by the purchaser, but not exceeding in all 10% of the purchase price and

              (ii)   Sue the purchaser for damages.

9.4.2 Where the vendor is entitled to cancel the contract the entry by the vendor into a conditional or unconditional contract for the resale of the business or any part thereof by the vendor shall take effect as a cancellation of the contract by the vendor if the contract has not previously been cancelled and such resale shall be deemed to have occurred after cancellation.

9.4.3 The damages claimable by the vendor under Paragraph 9.4.1(b)(ii) shall include all damages claimable at common law or in equity and shall also include (but shall not be limited) any loss incurred by the vendor on any bona fide resale of the business or assets contracted within six months from the date by which the purchaser must settle in compliance with the Settlement Notice. The amount of that loss may include:

       (a) Interest on the unpaid portion of the purchase price at the interest rate for late settlement from the settlement date to the settlement of such resale,

       (b) All costs and expenses reasonably incurred on any resale or attempted resale,

       (c) All losses incurred by the vendor in carrying on the business from the settlement date to the settlement of such resale.

9.5 If the vendor does not comply with the terms of a Settlement Notice served by the purchaser then:

9.5.1 Without prejudice to any other rights or remedies available to the purchaser at law or in equity the purchaser may

       (a)    Sue the vendor for specific performance or

       (b) Cancel this contract and thereupon all monies paid by the purchaser to the vendor pursuant to this agreement shall be refunded to the purchaser.

9.5.2 The purchaser's rights herein are without prejudice to any other rights, powers, authorities or remedies it may have at law or in equity.

9.6 Nothing in this clause shall preclude a party from suing for specific performance without giving a Settlement Notice.

10.    GST:

       The parties are contracting on the understanding that the supply made pursuant to this agreement is a supply within the Goods and Services Tax Act 2985 upon which GST shall be payable by the purchaser, provided that if the purchaser shall on or before the settlement date obtain a binding ruling in writing from the Commissioner of Inland Revenue declaring that the sale is a supply within Section 11(1)(c) of the Act on which GST is charged but at the rate of 0% then GST shall be charged at that rate provided that if the Commissioner (before or after the settlement date) determines that GST applies to this sale at a higher rate then the purchaser shall pay to the vendor the GST which is so payable together with all interest thereon and any default GST thereon.

11.    PURCHASER'S WARRANTIES:

       The purchaser warrants and undertakes:

11.1 That as at the settlement date the Brocker Shares to be transferred to the vendor by the purchaser are the sole and unencumbered property of the purchaser and will pass to the vendor free from any encumbrances liens or adverse interests whatsoever, and that the purchaser will do all things, pay all monies and comply with all requirements (if any) necessary or desirable to complete registration of the shares in Brocker in the name of the vendor.

11.2 That the purchaser will indemnify and keep indemnified the vendor from and against all and any liability under any of the distribution agreements transferred or assigned by the vendor to the purchaser pursuant to this agreement and arising after the settlement date and/or from acts or defaults of the purchaser.

11.3 In the event that the conditions contained in this agreement are not satisfied the purchaser hereby agrees with the vendor that the purchaser will not during the period of one year from the date of this agreement either directly or indirectly carry on or be interested either alone or in partnership with or as managers agents directors shareholders or employees of any other person as distributors at wholesale of computer software for Lotus Development Pty Limited or any related company or entity and/or such of the principals in respect of the Secondary Distributorships within New Zealand. The vendor will on or before the condition date procure that its directors and shareholders enter into a Deed of Covenant with the vendor binding themselves to like effect, such Deed of Covenant to be prepared by and at the expense of the vendor and tendered to the purchaser or the purchaser's solicitors for execution.

12.    PURCHASER'S CONDITIONS:

12.1   This agreement is entirely conditional on:

       1. Approval of the Board of Directors of Brocker Investments (NZ) Ltd by 5 pm on the 19th March 1995 and

       2. On the purchaser obtaining all the necessary statutory and regulatory approvals both in New Zealand and Canada (if any) in order to enable the purchaser to complete this agreement on the terms set out in this agreement by 5 pm on the condition date.

       3. Approval of the Board of Directors of Brocker by 5 pm on 19th March 1995.

       Should the conditions herein set out not be satisfied by 5 pm on the dates set out then this agreement shall be voidable at the option of either party and if voided neither party shall have any further right or claim against the other.

13.    GENERAL:

13.1 The agreement's obligations and warranties of the parties to this contract and the agreement evidencing it shall not merge with settlement or with the giving and taking of possession of the distribution arm of the vendor's business.

13.2 Any notice or communication document or demand requiring to be made or served herunder shall be in writing signed by the party giving the notice or by any officer or solicitor of that party and served as follows:

       If to the vendor:

          To:     Keegan Alexander Tedcastle & Friedlander
                  Solicitors
                  12th floor
                  Gosling Chapman Building
                  63 Albert Street
                  Auckland
                  (Attention: J L Sibbald)

         If to the purchaser:


         To:      Ed Johnston & Co.
                  Solicitors
                  Level 1
                  370 Great North Road
                  Henderson.

13.3 This agreement shall be governed and construed under the law of New Zealand and the New Zealand courts shall be the forum for any actions or proceedings under or arising out of this agreement.


IN WITNESS WHEREOF these presence were executed the day and year first herein before written.

SIGNED for and on behalf of  NUMBER      )   /s/ [ILLEGIBLE]
ONE SOFTWARE COMPANY LIMITED             )   Director
in the presence of:                      )

/s/ [ILLEGIBLE]

61 Miro Street
[ILLEGIBLE]
Personal Assistant

SIGNED for and on behalf of BROCKER      )   /s/ [ILLEGIBLE]
INVESTMENTS (NZ) LiMITED                 )   C.E.O.
in the presence of:                      )


Hal Linstrom

General Manager
31 Royal Terrace
[ILLEGIBLE]
Auckland


2902S/1-13

                                                DATED                       199
                                                --------------------------------



                                                BETWEEN: THE NUMBER ONE
                                                         SOFTWARE COMPANY
                                                         LIMITED

                                                             "the vendor"


                                                AND:     BROCKER INVESTMENTS

                                                             "the purchaser"



                                                --------------------------------
                                                AGREEMENT FOR SALE AND PURCHASE
                                                OF THE DISTRIBUTION ARM OF THE
                                                   VENDOR'S BUSINESS
                                                --------------------------------



                                                --------------------------
                                                KEEGAN ALEXANDER TEDCASTLE &
                                                FRIEDLANDER
                                                SOLICITORS
                                                AUCKLAND

                                                2902S




                                     E-614